Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$44,855,735
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,021,969)
Dividend Income	239,131
Interest Income	147,965
ETF Transaction Fees	1,750
Total Income (Loss)	$44,222,612

Expenses
General Partner Management Fees	$67,142
Professional Fees	18,666
Brokerage Commissions	7,241
Directors' Fees and insurance	1,945
License fees	1,679
Total Expenses	$96,673
Net Income (Loss)	$44,125,939

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/26	$105,327,587
Additions (150,000 Shares)	15,476,963
Withdrawals (150,000 Shares)	(14,946,427)
Net Income (Loss)	44,125,939

Net Asset Value End of Month	$149,984,062
Net Asset Value Per Share (1,450,000 Shares)	$103.44

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596